Exhibit 99.1
MEADOWBROOK INSURANCE GROUP, INC.
(NYSE — MIG)

CONTACT:	Karen M. Spaun, SVP & Chief Financial Officer, (248) 204-8178
Holly Moltane, Director of External Financial Reporting, (248) 204-8590

MEADOWBROOK INSURANCE GROUP, INC.
REPORTS THIRD QUARTER NET INCOME UP 48%
• Third Quarter Earnings of $7.6 million, earnings per diluted share of $0.21
• Excluding amortization, earnings per diluted share, of $0.23
• Increases full year 2007 Earnings guidance to between $0.81 — $0.83 per diluted share
SOUTHFIELD, MICHIGAN
October 29, 2007
Third Quarter Overview:
Meadowbrook Insurance Group, Inc. (NYSE: MIG) reported $7.6 million in net income, or $0.21 per diluted share, for the quarter ended September 30, 2007. This is an increase of 48.3%, from net income of $5.1 million, or $0.17 per diluted share in 2006. The number of shares in the 2007 calculation was 35,378,119 compared to 29,498,596 in the 2006 calculation.
This improvement reflects an increase in margins on gross commissions and fee revenue, an increase in net investment income, and growth in underwriting profits. Net investment income increased primarily from positive operating cash flows. The profitable underwriting results reflect continued favorable development on prior year losses, profitable current accident year results and a reduction in the expense ratio.
Excluding amortization, net operating income, after tax, increased 56.6% to $8.1 million, or $0.23 per diluted share, compared to $5.2 million or $0.18 per diluted share in 2006.
Third Quarter highlights included:
•	Earnings per diluted share increased to $0.21, compared to $0.17 in 2006.

•	After tax net operating income, excluding amortization, increased to $0.23, from $0.18 in 2006.

•	GAAP combined ratio of 93.8%, down from 97.2% in 2006.

•	Pre-tax underwriting income of $4.2 million, up from $1.8 million in 2006.

•	Book value per share increased to $7.85.

•	Successful completion of common stock offering in July 2007.
Year-to-Date Overview:
Net income for the nine months ended September 30, 2007, was $20.7 million, or $0.65 per diluted share. This is an increase of 28.4%, from net income of $16.1 million, or $0.55 per diluted share, for the comparable period in 2006. After tax net operating income, excluding amortization, increased 32.3% to
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$21.6 million, or $0.68 per diluted share, compared to $16.4 million, or $0.55 per diluted share in 2006.
Year-to-Date highlights included:
•	Year-to-date earnings increased 28.4% to $20.7 million, or $0.65 per diluted share, compared to $16.1 million, or $0.55 per diluted share in 2006.

•	Year-to-date after tax net operating income, excluding amortization, increased 32.3% to $21.6 million, or $0.68 per diluted share, compared to $16.4 million, or $0.55 per diluted share in 2006.

•	Annualized return on beginning equity increased to 13.7%.

•	GAAP combined ratio of 95.7%, down from 96.9% in 2006.

•	Pre-tax underwriting income of $8.4 million, up from $6.0 million in 2006.

•	Pre-tax margin on gross commission and fees, excluding amortization, was 13.6%, or $10.0 million, up from 11.9%, or $8.2 million in 2006.
Commenting on the results, Meadowbrook President and Chief Executive Officer Robert S. Cubbin stated: “We are pleased with the growth in the fee-for-service business and our continued underwriting profitability. We are exploring additional opportunities to make select acquisitions that will generate immediate cash returns, and remain committed to our underwriting discipline and controls over price adequacy. Despite the competitive market, we remain confident that our growth plans for 2008 are achievable as we have continued to implement an increased number of profitable programs, where the due diligence commenced after our recent A.M. Best upgrade to “A-” (Excellent).”
Third Quarter and Year-to-Date Results:
Revenues:
Revenues for the quarter ended September 30, 2007, increased 10.6%, to $87.2 million, compared to $78.9 million in 2006. For the nine months ended September 30, 2007, revenues increased 6.3%, to $254.3 million, compared to $239.2 million in 2006.
Net commissions and fees increased 38.6%, to $13.3 million for the quarter, compared to $9.6 million in 2006. Net commissions and fees for the nine months ended September 30, 2007, increased 12.7%, to $35.6 million, compared to $31.6 million in 2006. This increase is primarily related to fees received as a result of our acquisition of the U.S. Specialty Underwriters (“USSU”) business. The fees earned from the acquired business have a seasonal pattern where approximately 60% of the annual fees are earned and recognized in the third quarter. Slightly offsetting these fees was a slight decrease in fees related to a New England-based program.
Net earned premiums increased 5.7%, to $67.3 million for the quarter, compared to $63.7 million in 2006. Net earned premiums for the nine months ended September 30, 2007, increased 4.4%, to $199.7 million, compared to $191.3 million in 2006. These increases are the result of selective growth consistent with our corporate underwriting guidelines and our controls over price adequacy, partially offset by a reduction in residual market premiums that are assigned to us as a result of a decrease in the estimate of the overall size of the residual market, and mandatory rate decreases in the Nevada, Florida and Massachusetts workers’ compensation markets.
Net investment income increased 21.6%, to $6.8 million for the quarter ended September 30, 2007. Year-to-date net investment income increased to $19.2 million, from $16.2 million in 2006. Average invested assets for the quarter increased $84.5 million to $570.6 million. For the nine months ended September 30, 2007, average invested assets increased $82.5 million to $563.4 million. The increase in average invested assets primarily relates to the cash flows from operations, including continued favorable underwriting results, increased fee revenue, and the lengthening of the duration of our reserves.

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Expenses:
The loss and loss adjustment expense ratio for the quarter was 59.9%, down from 61.7% in 2006. For the nine months ended September 30, 2007, the loss and loss adjustment expense ratio was 61.7%, down compared to 62.6% in 2006. Incurred losses were $37.0 million for the quarter ended September 30, 2007, compared to $36.1 million in 2006. Year-to-date incurred losses were $113.4 million, up from $110.3 million in 2006.
For the quarter, favorable development on loss reserves for prior accident years was $2.2 million, or 0.7% of $302.7 million of overall reserves at December 31, 2006. The year-to-date improvement in the loss and loss adjustment expense ratio includes favorable development on prior accident years of $4.4 million, or 1.4% of overall reserves at year-end. We have seen positive trends in both paid and incurred losses and a reduction in the frequency of losses.
Policy acquisition and other underwriting expenses are down slightly to $12.9 million for the third quarter of 2007, compared to $13.1 million in 2006. The GAAP expense ratio for the quarter decreased 1.6 percentage points to 33.9%, from 35.5% in 2006. This quarterly decrease in the expense ratio is primarily the result of an increase in ceding commissions from new quota share program business as well as a shift in the mix of business on existing programs, slightly offset by an increase in insurance-related assessments.
The GAAP expense ratio for the year decreased 0.3 percentage points to 34.0%, from 34.3% in 2006.
Year-to-date policy acquisition and other underwriting expenses increased $2.0 million to $39.7 million, from $37.7 million in 2006.
Salaries and employee benefits for the quarter ended September 30, 2007 increased to $15.8 million, from $14.2 million in 2006. Year-to-date salaries and employee benefits increased to $42.2 million, from $41.4 million in 2006. This increase in the quarter reflects an increase in variable compensation. Overall, our headcount remained flat. The increase in variable compensation reflects the year-to-date adjustment to the variable compensation accruals based upon the improvement in results during the quarter.
Other administrative expenses increased to $8.9 million for the quarter, from $6.8 million in 2006. Year-to-date other administrative expenses increased to $23.9 million, from $21.7 million in 2006. The increases in other administrative expenses are primarily the result of the management fee associated with the USSU acquisition. Offsetting the increases related to the USSU business were various decreases in other general operating expenses in comparison to 2006.
Amortization expense for the quarter ended September 30, 2007, increased to $622,000, from $141,000 in 2006. Year-to-date amortization expense increased to $1.3 million from $448,000 in 2006. Amortization expense primarily relates to the acquisition of the Florida-based agency operation in 2005 and the acquisition of the USSU business in April 2007.
Interest expense for the quarter decreased 5.3%, to $1.5 million, from $1.6 million in 2006. Year-to-date interest expense increased 4.2%, to $4.6 million, from $4.4 million in 2006. The year-to-date increases primarily reflect an increase in the outstanding balance on our line of credit associated with borrowings to temporarily fund the cash portion of our acquisition of the USSU business. After the recent capital raising, this line of credit was reduced to zero.

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Other Matters:
Shareholders’ Equity:
Shareholders’ equity increased to $290.2 million, or $7.85 per common share, at September 30, 2007, compared to $201.7 million, or $6.93 per common share, at December 31, 2006. This per share increase in book value primarily reflects the impact of our recent equity offering completed on July 19, 2007, year-to-date earnings, and the decrease in unrealized losses in our investment portfolio.
At September 30, 2007, our debt-to-equity ratio was 19.3%, compared to 31.2% at December 31, 2006. Excluding the interest only, 30-year debentures, the debt-to-equity ratio would have been 0% at September 30, 2007, compared to 3.5% at December 31, 2006.
Share Repurchases:
At the regularly scheduled board meeting on October 26, 2007, the Board of Directors authorized management to purchase up to 1,000,000 shares, or approximately 3%, of the Company’s common stock in market transactions over the next twenty-four months. This plan replaces the previous plan which expired on October 27, 2007.
Statutory Surplus:
Statutory surplus increased to $181.4 million at September 30, 2007, from $165.1 million at December 31, 2006. The increase in statutory surplus was primarily due to statutory net income.
Income Taxes:
The effective federal tax rate for the nine months ended September 30, 2007 was 28.4%, compared to 29.5% in 2006. This decrease is the result of a shift towards increasing investments in tax-exempt securities. Our effective tax rate differs from the 35% statutory rate, primarily due to interest income from tax-exempt securities.
Equity Offering:
In July 2007, we completed an offering of 6,437,500 additional shares of newly issued common stock at $9.65 per share. The gross proceeds of the offering were $62.1 million. The net proceeds were $58.6 million. The net proceeds from the offering are being utilized to support organic growth within our underwriting operations, to fund potential select acquisitions, and for other general corporate purposes. Upon receipt of the net proceeds, we reduced our $22.0 million line of credit balance to zero.
Investment Portfolio
Our investment portfolio is 99.7% in investment grade securities and we continue to invest in securities with minimum credit risk. While our investment portfolio includes investments in mortgage-backed and agency-backed securities, we have minimal exposure to sub-prime mortgages. Our outside investment advisors have indicated the potential for exposure represents approximately $1.8 million or 0.3% of our total investment portfolio. There is an additional $1.2 million par of asset-backed securities, which are insured. These securities are over-collateralized, AAA- rated investment quality that we expect will continue to perform.
Full Year 2007 and 2008 Earnings Expectations:

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Due to strong performances in the quarter, we are revising our outlook for the full year 2007. We expect growth in net income of approximately 23% to between $26.5 million and $27.5 million, or $0.81-$0.83 per share. This outlook includes the following: a gross written premium target of $355.0 million to $360.0 million, a gross commissions and fees target of $96.0 million to $98.0 million, a lower combined ratio of between 96.0% and 97.0%, and growth in our pre-tax income, before amortization, from commissions and fees of approximately 30%. In addition, our full year 2007 guidance includes amortization of intangible assets of approximately $1.9 million, or approximately $0.04 per share.
Our full year guidance for 2008 remains the same. Net income is anticipated to be between $31.0 million and $33.0 million, or $0.83-$0.89 per share. Our 2008 outlook includes the following targets: gross written premium of $410.0 million to $420.0 million, gross commissions and fees of $105.0 million to $110.0 million, a combined ratio between 97.0% and 99.0%, and growth in our pre-tax income before amortization from agency and managed fees of approximately 60%. Our 2008 guidance includes amortization of intangible assets of $4.4 million, or approximately $0.08 per share, related to our recent acquisition of USSU.
Commenting on our outlook, Mr. Cubbin stated: “We are very pleased with the improvement of our cash earnings and the success of the recent stock offering. With our A.M. Best upgrade to “A-” (Excellent) and other opportunities present in the market, we believe it was the appropriate time to raise and profitably deploy new capital.”
About Meadowbrook Insurance Group
A leader in the specialty program management, Meadowbrook is a risk management organization, specializing in alternative risk management solutions for agents, professional/trade associations, and small to medium-sized insureds. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol “MIG”. For further information, please visit Meadowbrook’s corporate web site at www.meadowbrook.com.
Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements. Please refer to the Company’s most recent 10-K, 10-Q, and other filings with the Securities and Exchange Commission for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; ability to obtain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; attainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE	PAGE 6

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED BALANCE SHEET INFORMATION

	SEPTEMBER 30,	DECEMBER 31,
(In Thousands, Except Per Share Data)	2007	2006

BALANCE SHEET DATA

ASSETS
Cash and invested assets	$613,862	$527,600
Premium & agents balances	102,590	85,578
Reinsurance recoverable	197,978	202,679
Deferred policy acquisition costs	27,787	27,902
Prepaid reinsurance premiums	15,941	20,425
Goodwill	43,497	31,502
Other assets	82,239	73,314

Total Assets	$1,083,894	$969,000

LIABILITIES
Loss and loss adjustment expense reserves	$528,985	$501,077
Unearned premium reserves	151,203	144,575
Debt	—	7,000
Debentures	55,930	55,930
Other liabilities	57,548	58,725

Total Liabilities	793,666	767,307

STOCKHOLDERS’ EQUITY
Common stockholders’ equity	290,228	201,693

Total Liabilities & Stockholders’ Equity	$1,083,894	$969,000

Book value per common share	$7.85	$6.93

Book value per common share excluding unrealized loss on available for sale securities, net of deferred taxes	$7.87	$6.96

EARNINGS RELEASE	PAGE 7

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

	FOR THE QUARTER		FOR THE NINE MONTHS
(In Thousands, Except	ENDED SEPTEMBER 30,		ENDED SEPTEMBER 30,
Share & Per Share Data)	2007	2006	2007	2006
SUMMARY DATA
Gross written premiums	$90,729	$85,827	$258,233	$249,098
Net written premiums	73,203	68,905	210,845	197,491

REVENUES
Net earned premiums	$67,337	$63,688	$199,732	$191,326
Commissions and fees (net)	13,319	9,612	35,613	31,599
Net investment income	6,788	5,584	19,173	16,203
Net realized (losses) gains	(200)	28	(186)	46

Total Revenues	87,244	78,912	254,332	239,174

EXPENSES
Net losses & loss adjustment expenses (1)	37,015	36,129	113,368	110,318
Salaries & employee benefits	15,750	14,183	42,181	41,397
Interest expense	1,476	1,558	4,631	4,445
Policy acquisition and other underwriting expenses (1)	12,927	13,059	39,739	37,663
Amortization expense	622	141	1,309	448
Other administrative expenses	8,890	6,767	23,882	21,694

Total Expenses	76,680	71,837	225,110	215,965

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS	10,564	7,075	29,222	23,209
Income tax expense	3,219	2,056	8,829	7,215
Equity earnings of affiliates	210	74	271	99

NET INCOME	$7,555	$5,093	$20,664	$16,093

NET OPERATING INCOME (2)	$7,685	$5,075	$20,785	$16,063

Amortization expense, net of tax	404	92	851	291

NET OPERATING INCOME, excluding amortization expense (3)	$8,089	$5,167	$21,636	$16,354

Diluted earnings per common share
Net income	$0.21	$0.17	$0.65	$0.55
Net operating income	$0.22	$0.17	$0.65	$0.54
Net operating income, excluding amortization expense	$0.23	$0.18	$0.68	$0.55
Diluted weighted average common shares outstanding	35,378,119	29,498,596	31,761,244	29,509,892

GAAP ratios:
Loss & LAE ratio	59.9%	61.7%	61.7%	62.6%
Other underwriting expense ratio	33.9%	35.5%	34.0%	34.3%

GAAP combined ratio	93.8%	97.2%	95.7%	96.9%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The following supplemental information sets forth the intercompany fees, which are eliminated upon consolidation.

(2)	While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

(3)	While net operating income, excluding amortization expense, is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Management believes this information is beneficial as amortization expense reflects an interim non-cash charge and in the long-term cash earnings will reflect GAAP earnings as we complete the amortization periods associated with current acquisitions. Net operating income, excluding amortization expense, is net income less realized gains (losses) net of taxes associated with such gains (losses) and less amortization expense, net of taxes associated with such expense.

EARNINGS RELEASE	PAGE 8

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
SUPPLEMENTAL INFORMATION

	FOR THE QUARTER		FOR THE NINE MONTHS
	ENDED SEPTEMBER 30,		ENDED SEPTEMBER 30,
(In Thousands)	2007	2006	2007	2006
Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$67,337	$63,688	$199,732	$191,326

Consolidated net loss and LAE (1)	$37,015	$36,129	$113,368	$110,318
Intercompany claim fees	3,297	3,145	9,945	9,418

Unconsolidated net loss and LAE	$40,312	$39,274	$123,313	$119,736

GAAP loss and LAE ratio	59.9%	61.7%	61.7%	62.6%

Consolidated policy acquisition and other underwriting expenses (1)	$12,927	$13,059	$39,739	$37,663
Intercompany administrative and other underwriting fees	9,916	9,522	28,246	27,930

Unconsolidated policy acquisition and other underwriting expenses	$22,843	$22,581	$67,985	$65,593

GAAP other underwriting expense ratio	33.9%	35.5%	34.0%	34.3%

GAAP combined ratio	93.8%	97.2%	95.7%	96.9%

	2007	2006	2007	2006
Unconsolidated GAAP data — Gross Commissions and Fees:

Managed programs:
Management fees	$8,376	$4,699	$18,663	$14,320
Claims fees	2,337	2,295	6,788	6,746
Loss control fees	489	552	1,632	1,683
Reinsurance brokerage	185	79	603	640

Total managed programs	11,387	7,625	27,686	23,389
Agency commissions	2,329	2,401	9,074	9,540
Intersegment revenue	(397)	(414)	(1,147)	(1,330)

Net commissions and fees	13,319	9,612	35,613	31,599
Intercompany commissions and fees	13,213	12,667	38,191	37,348

Gross commissions and fees	$26,532	$22,279	$73,804	$68,947

Fee-for-service pre-tax income, excluding amortization	$2,787	$2,097	$10,025	$8,193

Pre-tax margin on fee-for-service income	10.5%	9.4%	13.6%	11.9%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE	PAGE 9

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
SUPPLEMENTAL INFORMATION

	FOR THE QUARTER		FOR THE NINE MONTHS
	ENDED SEPTEMBER 30,		ENDED SEPTEMBER 30,
(In Thousands)	2007	2006	2007	2006

Net earned premiums	$67,337	$63,688	$199,732	$191,326
Less: Unconsolidated net loss and LAE	40,312	39,274	123,313	119,736
Unconsolidated policy acquisition and other underwriting expenses	22,843	22,581	67,985	65,593

Underwriting income	$4,182	$1,833	$8,434	$5,997

GAAP combined ratio as reported	93.8%	97.2%	95.7%	96.9%

Specialty risk management operations pre-tax income	$13,700	$9,447	$35,868	$28,227
Less: Underwriting income	4,182	1,833	8,434	5,997
Net investment income and capital gains	6,588	5,612	18,987	16,249

Fee-based operations pre-tax income	2,930	2,002	8,447	5,981
Agency operations pre-tax income	(143)	95	1,578	2,212

Total fee-for-service pre-tax income	$2,787	$2,097	$10,025	$8,193

GAAP expense ratio as reported	33.9%	35.5%	34.0%	34.3%
Adjustment to include pre-tax income from total fee-for-service income (1)	4.1%	3.3%	5.0%	4.3%

GAAP expense ratio as adjusted (2)	29.8%	32.2%	29.0%	30.0%
GAAP loss and LAE ratio as reported	59.9%	61.7%	61.7%	62.6%

GAAP combined ratio as adjusted	89.7%	93.9%	90.7%	92.6%

Reconciliation of consolidated pre-tax income:
Specialty risk management operations pre-tax income:
Fee-based operations pre-tax income	$2,930	$2,002	$8,447	$5,981
Underwriting income	4,182	1,833	8,434	5,997
Net investment income and capital gains	6,588	5,612	18,987	16,249

Total specialty risk management operations pre-tax income	13,700	9,447	35,868	28,227
Agency operations pre-tax income	(143)	95	1,578	2,212
Less: Holding company expenses	895	768	2,283	2,337
Interest expense	1,476	1,558	4,631	4,445
Amortization expense	622	141	1,309	448

Consolidated pre-tax income	$10,564	$7,075	$29,223	$23,209

(1)	Adjustment to include pre-tax income from total fee-for-service income is calculated by dividing total fee-for-service income by net earned premiums.

(2)	While the adjusted GAAP expense ratio is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. The adjusted GAAP expense ratio is the GAAP expense ratio, as reported, less the adjustment to include pre-tax income from total fee-for-service income. Management believes this information is beneficial as our GAAP expense ratio includes the impact of the margin associated with our fee-based operations. If the profit margin from our fee-for-service business is recognized as an offset to our underwriting expense, a more realistic picture of our operating efficiency emerges.

EARNINGS RELEASE	PAGE 10

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

	FOR THE QUARTER		FOR THE NINE MONTHS
	ENDED SEPTEMBER 30,		ENDED SEPTEMBER 30,
(In Thousands)	2007	2006	2007	2006

SUMMARY DATA
Net Income	$7,556	$5,093	$20,665	$16,093

Insurance Company Subsidiaries
Net Income	$7,196	$4,966	$18,267	$14,501

Adjustments to reconcile net income to net cash provided by operating activities	668	1,383	826	2,440
Changes in operating assets and liabilities	16,602	17,596	26,334	26,292

Total adjustments	17,270	18,979	27,160	28,732

Net cash provided by operating activities	$24,466	$23,945	$45,427	$43,233

Fee-based Subsidiaries
Net income	$360	$127	$2,398	$1,592
Depreciation	755	639	2,280	1,761
Amortization	622	142	1,309	448
Interest	1,476	1,558	4,631	4,445

Net income, excluding interest, depreciation, and amortization (1)	$3,213	$2,466	$10,618	$8,246

Adjustments to reconcile net income to net cash provided by (used in ) operating activities	1,427	203	3,879	1,832
Changes in operating assets and liabilities	3,734	1,652	520	(3,680)

Total adjustments	5,161	1,855	4,399	(1,848)
Depreciation	(755)	(639)	(2,280)	(1,761)
Amortization	(622)	(142)	(1,309)	(448)
Interest	(1,476)	(1,558)	(4,631)	(4,445)

Net cash provided by (used in) operating activities	$5,521	$1,982	$6,797	$(256)

Consolidated total adjustments	22,431	20,834	31,559	26,884

Consolidated net cash provided by operating activities	$29,987	$25,927	$52,224	$42,977

(1)	While net income, excluding interest, depreciation, and amortization, is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements.

SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

(In Thousands, Except Share & Per Share Data)	2004A	2005A	Q106A	Q206A	Q306A	Q406A	2006A	Q107A	Q207A	Q307A

SUMMARY DATA
Gross written premiums	$313,493	$332,209	$89,010	$74,261	$85,827	$81,774	$330,872	$89,504	$78,000	$90,729
Net written premiums	233,961	258,134	69,381	59,205	68,905	65,177	262,668	71,972	65,670	73,203

INCOME STATEMENT

REVENUES
Net earned premiums	$214,493	$249,959	$63,124	$64,514	$63,688	$63,594	$254,920	$65,204	$67,191	$67,337
Commissions and fees (net)	40,535	35,916	11,289	10,698	9,612	9,573	41,172	11,551	10,743	13,319
Net investment income	14,911	17,975	5,239	5,380	5,584	5,872	22,075	6,156	6,229	6,788
Net realized gains (losses)	339	167	(7)	25	28	23	69	(6)	20	(200)

Total Revenues	270,278	304,017	79,645	80,617	78,912	79,062	318,236	82,905	84,183	87,244

EXPENSES
Net losses & loss adjustment expenses	135,938	151,542	37,043	37,146	36,129	35,975	146,293	36,646	39,707	37,015
Policy acquisition and other underwriting expenses	33,424	44,439	11,424	13,180	13,059	12,816	50,479	13,643	13,169	12,927
Other administrative expenses	25,588	26,810	7,794	7,133	6,767	7,130	28,824	7,393	7,598	8,890
Salaries & employee benefits	52,297	51,331	13,368	13,846	14,183	13,172	54,569	13,532	12,900	15,750
Amortization expense	376	373	165	142	141	142	590	144	543	622
Interest expense	2,281	3,856	1,388	1,499	1,558	1,531	5,976	1,488	1,667	1,476

Total Expenses	249,904	278,351	71,182	72,946	71,837	70,766	286,731	72,846	75,584	76,680

INCOME BEFORE TAXES AND EQUITY EARNINGS	20,374	25,666	8,463	7,671	7,075	8,296	31,505	10,059	8,599	10,564
Income tax expense	6,352	7,757	2,847	2,312	2,056	2,384	9,599	3,149	2,461	3,219
Equity earnings of affiliates	39	1	9	16	74	29	128	13	48	210

NET INCOME	$14,061	$17,910	$5,625	$5,375	$5,093	$5,941	$22,034	$6,923	$6,186	$7,555

Net realized capital gain (loss), net of tax	224	109	(4)	16	18	15	45	(4)	13	(130)

OPERATING INCOME	$13,837	$17,801	$5,629	$5,359	$5,075	$5,926	$21,989	$6,927	$6,173	$7,685

Amortization expense, net of tax	244	242	107	92	92	92	384	94	353	404

OPERATING INCOME, excluding amortization expense	$14,081	$18,043	$5,736	$5,451	$5,167	$6,018	$22,373	$7,021	$6,526	$8,089

Weighted average common shares outstanding	29,420,508	29,653,067	29,452,693	29,571,925	29,498,596	29,656,475	29,566,141	29,465,807	30,350,553	35,378,119
Shares O/S at end of the period	29,074,832	28,672,009	28,814,544	28,833,616	29,048,146	29,107,818	29,107,818	29,539,236	30,529,260	36,980,070

PER SHARE DATA (Diluted)
Net income	$0.48	$0.60	$0.19	$0.18	$0.17	$0.20	$0.75	$0.23	$0.20	$0.21
Net realized gain (loss), net of tax	$0.01	$—	$—	$—	$—	$—	$0.01	$—	$—	$(0.01)
Operating income	$0.47	$0.60	$0.19	$0.18	$0.17	$0.20	$0.74	$0.23	$0.20	$0.22
Operating income, excluding amortization expense	$0.48	$0.61	$0.19	$0.18	$0.18	$0.20	$0.76	$0.24	$0.22	$0.23

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio	67.9%	65.2%	63.7%	62.4%	61.7%	61.5%	62.3%	61.3%	64.1%	59.9%
GAAP Expense ratio	33.5%	33.5%	32.5%	34.8%	35.5%	35.1%	34.5%	35.0%	33.3%	33.9%

GAAP Combined ratio	101.4%	98.7%	96.2%	97.2%	97.2%	96.6%	96.8%	96.3%	97.4%	93.8%

Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$214,493	$249,959	$63,124	$64,514	$63,688	$63,594	$254,920	$65,204	$67,191	$67,337

Consolidated net loss and LAE	$135,938	$151,542	$37,043	$37,146	$36,129	$35,975	$146,293	$36,646	$39,707	$37,015
Intercompany claim fees	9,691	11,523	3,158	3,115	3,145	3,135	12,553	3,295	3,353	3,297

Unconsolidated net loss and LAE	$145,629	$163,065	$40,201	$40,261	$39,274	$39,110	$158,846	$39,941	$43,060	$40,312

GAAP Net loss and LAE ratio	67.9%	65.2%	63.7%	62.4%	61.7%	61.5%	62.3%	61.3%	64.1%	59.9%

Consolidated Policy acquisition and other underwriting expenses	$33,424	$44,439	$11,424	$13,180	$13,059	$12,816	$50,479	$13,643	$13,169	$12,927
Intercompany administrative and other underwriting fees	38,359	39,231	9,117	9,291	9,522	9,512	37,442	9,152	9,178	9,916

Unconsolidated policy acquisition and other underwriting expenses	$71,783	$83,670	$20,541	$22,471	$22,581	$22,328	$87,921	$22,795	$22,347	$22,843

GAAP Expense ratio	33.5%	33.5%	32.5%	34.8%	35.5%	35.1%	34.5%	35.0%	33.3%	33.9%

GAAP Combined Ratio	101.4%	98.7%	96.2%	97.2%	97.2%	96.6%	96.8%	96.3%	97.4%	93.8%

Unconsolidated Commissions & Fees
Managed programs:
Management fees	$16,253	$16,741	$4,531	$5,090	4,699	4,394	$18,714	$4,875	$5,412	8,376
Claims fees	13,207	7,113	2,100	2,351	2,295	2,030	8,776	2,204	2,247	2,337
Loss control fees	2,174	2,260	538	593	552	533	2,216	599	544	489
Reinsurance brokerage	420	660	418	143	79	95	735	333	85	185

Total managed programs	32,054	26,774	7,587	8,177	7,625	7,052	30,441	8,011	8,288	11,387
Agency commissions	9,805	11,304	4,261	2,878	2,401	2,745	12,285	3,885	2,860	2,329
Intersegment commissions and fees	(1,324)	(2,162)	(559)	(357)	(414)	(224)	(1,554)	(345)	(405)	(397)

Net Commissions and fees	40,535	35,916	11,289	10,698	9,612	9,573	41,172	11,551	10,743	13,319
Intercompany commissions and fees	48,050	50,754	12,275	12,406	12,667	12,647	49,995	12,447	12,531	13,213

Gross commissions and fees	$88,585	$86,670	$23,564	$23,104	$22,279	$22,220	$91,167	$23,998	$23,274	$26,532

EARNINGS RELEASE	PAGE 12

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION
(In Thousands)

	2004A	2005A	Q106A	Q206A	Q306A	Q406A	2006A	Q107A	Q207A	Q307A

SUMMARY DATA
Net Income	$14,061	$17,910	$5,625	$5,375	$5,093	$5,941	$22,034	$6,923	$6,186	$7,556

Insurance Company Subsidiaries
Net Income	$6,973	$13,508	$4,583	$4,952	$4,966	$5,211	$19,712	$5,616	$5,455	$7,196

Adjustments to reconcile net income to net cash provided by operating activities	6,866	3,003	334	723	1,383	593	3,033	441	(283)	668
Changes in operating assets and liabilities	48,270	59,784	7,956	740	17,596	20,623	46,915	11,283	(1,551)	16,602

Total adjustments	55,136	62,787	8,290	1,463	18,979	21,216	49,948	11,724	(1,834)	17,270

Net cash provided by operating activities	$62,109	$76,295	$12,873	$6,415	$23,945	$26,427	$69,660	$17,340	$3,621	$24,466

Fee-based Subsidiaries
Net income	$7,088	$4,402	$1,042	$423	$127	$730	$2,322	$1,307	$731	$360
Depreciation	1,591	2,277	543	578	640	792	2,553	737	788	755
Amortization	376	373	165	142	141	142	590	144	543	622
Interest	2,535	3,856	1,388	1,499	1,558	1,531	5,976	1,488	1,667	1,476

Net income, excluding interest, depreciation, and amortization	$11,590	$10,908	$3,138	$2,642	$2,466	$3,195	$11,441	$3,676	$3,729	$3,213

Adjustments to reconcile net income to net cash provided by operating activities	(1,063)	4,444	577	1,052	203	1,329	3,161	1,573	879	1,427
Changes in operating assets and liabilities	2,540	(3,194)	(1,420)	(3,913)	1,652	2,829	(852)	(3,068)	(146)	3,734

Total adjustments	1,477	1,250	(843)	(2,861)	1,855	4,158	2,309	(1,495)	733	5,161
Depreciation	(1,591)	(2,277)	(543)	(578)	(640)	(792)	(2,553)	(737)	(788)	(755)
Amortization	(376)	(373)	(165)	(142)	(141)	(142)	(590)	(144)	(543)	(622)
Interest	(2,535)	(3,856)	(1,388)	(1,499)	(1,558)	(1,531)	(5,976)	(1,488)	(1,667)	(1,476)

Net cash provided by (used in) operating activities	$8,565	$5,652	$199	$(2,438)	$1,982	$4,888	$4,631	$(188)	$1,464	$5,521

Consolidated total adjustments	56,613	64,037	7,447	(1,398)	20,834	25,374	52,257	10,229	(1,101)	22,431

Consolidated net cash provided by operating activities	$70,674	$81,947	$13,072	$3,977	$25,927	$31,315	$74,291	$17,152	$5,085	$29,987